Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 16, 2019, in the Registration Statement (Form S-1) and related Prospectus of Windtree Therapeutics, Inc. dated January 27, 2020.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

January 24, 2020